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                                                                    EXHIBIT 21.1



Subsidiary                            Jurisdiction of Incorporation or Formation
----------                            ------------------------------------------

OSI Acquisition Sub, Inc.             Delaware

Maxxar Corporation                    Michigan

Truepoint LLC                         Michigan